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                                                                   EXHIBIT 23(a)

                                                                      CONSENT OF
                                                         INDEPENDENT ACCOUNTANTS

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 pertaining to the 1998 Stock Incentive Plan of Cybernet Internet Services International, Inc. and to the incorporation by reference therein of our report dated March 29, 2000, with respect to the consolidated financial statements and consolidated financial statements schedule of Cybernet Internet Services International, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Ernst & Young
Deutsche Allgemeine Treuhand AG


/s/ Ralf Broschulat                             /s/ Christian Uphaus
-------------------                             --------------------
Ralf Broschulat                                 Christian Uphaus
Independent Public Accountant                   Independent Public Accountant


Munich, Germany
June 29, 2000